UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2008

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The Company wishes to clarify a statement attributed to the Company in an article published by the Reuters international wire service on December 8, 2008. The article stated that the Company "expects to turn profitable in 2009 by lowering operating expenses and by increasing sales, helped by the anticipated approval of a key product in Japan." While the Company’s forecast of achieving operating income in 2009 is subject to significant risks and uncertainties (as detailed below), that forecast does not depend on any major new regulatory approval in any country and is based on projected results from currently approved products. The pending approval in Japan of the Visian® ICL, Visian® Toric ICL, Collamer® IOL and AquaFlow™ Device, and approval in the U.S. of the Visian Toric ICL, have not been included in the Company’s forecasts for fiscal year 2009 and, if achieved, would likely yield additional revenue. This statement of clarification is not intended to approve or endorse any of the content in the December 8, 2008 article, the accuracy of which is solely the responsibility of its publisher.

Separately, the Company reported that Barry Caldwell, its President and Chief Executive Officer, and two of its directors have elected to receive some or all of their compensation from the Company in stock rather than cash. At a meeting of STAAR’s Board of Directors and Compensation Committee on November 14, 2008, Mr. Caldwell elected to receive $100,000 (25%) of his base compensation in restricted shares of common stock during the annual renewal term of his Executive Employment Agreement commencing on November 27, 2008. At the same meeting Don Bailey, Chairman of the Board, and David Morrison, director and Chairman of the Compensation Committee, elected to receive all of their fees for board and committee service for the next 12 months in restricted stock. In addition, Don Duffy, director and Chairman of the Audit Committee, purchased 5,000 shares of STAAR’s common stock in the market on December 3, 2008. Mr. Caldwell’s restricted shares will vest in twelve equal monthly installments beginning on December 31, 2008, and Mr. Bailey’s and Mr. Morrison’s shares will vest on a quarterly basis immediately after each calendar quarter, beginning with a January 1, 2009 vesting for the fourth quarter of 2008.

Safe Harbor
Statements in this Report or in the December 8, 2008 article that concern operating income, achievement of financial break-even or future product approvals are forward-looking statements, as are any statements of the plans, strategies, and objectives of management for future operations, and any other statements that are not statements of historical fact. These statements are based on expectations and assumptions as of the date of this Report and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include those described in our Forms 10-K and 10-Q filed with the SEC, our limited capital resources and limited access to financing, the effect a prolonged global recession may have on sales of products, especially products such as ICL used in non-reimbursed elective procedures, the challenge of fully integrating STAAR Japan into our business and managing our other foreign subsidiaries, the likelihood of delay and possibility of refusal in obtaining regulatory approval for medical devices in the U.S. or other countries, the need to realize product development goals, our ability to address FDA concerns over the clinical study for the Toric ICL and to overcome negative publicity resulting from warning letters and other correspondence from the FDA Office of Compliance, the willingness of surgeons and patients to adopt a new product and procedure, and the potential effect of recent negative publicity about LASIK on the demand for refractive surgery in general in the U.S. STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

December 9, 2009	By:	Barry G. Caldwell

Name: Barry G. Caldwell
Title: President and Chief Executive Officer